    As filed with the Securities and Exchange Commission on December 30, 1999

                                                        Registration No. 333-
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                             ---------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              --------------
                             BANK ONE CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                         31-0738296
  (State or other jurisdiction of                (I.R.S. employer
  incorporation or organization)                 identification number)

  1 Bank One Plaza
  Chicago, Illinois                                      60670
  (Address of Principal Executive Offices)         (Zip Code)


                  BANK ONE CORPORATION Investment Option Plan
                           (Full title of the Plan)

                              Sherman I. Goldberg
            Executive Vice President, Secretary and General Counsel
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                           Chicago, Illinois  60670
                    (Name and address of agent for service)

                                (312) 732-3551
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Laurence Goldman, Esq.
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                            Chicago, Illinois 60670
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed         Proposed
     Title of Securities to be Registered         Amount to be         Maximum          Maximum
                                                   Registered       Offering Price      Aggregate             Amount of
                                                                      Per Share       Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
         BANK ONE CORPORATION                     $100,000,000           N/A          $100,000,000              $26,400
Investment Option Plan Obligations (1)

------------------------------------------------------------------------------------------------------------------------------------

(1) The BANK ONE CORPORATION Investment Option Plan Obligations are unsecured obligations of BANK ONE CORPORATION to pay deferred compensation in the future in accordance with the terms of the BANK ONE CORPORATION Investment Option Plan.

General Instruction E. The contents of Registrant's previously filed
---------------------
Registration Statement on Form S-8 relating to the BANK ONE CORPORATION Investment Option Plan (the "Plan") (No. 333-63837) is incorporated herein by reference.

               PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents heretofore filed by Registrant (File No. 333-60313) with the Commission are incorporated by reference in the Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (c) Registrant's Current Reports on Form 8-K dated January 19, 1999, April 20, 1999, May 18, 1999, June 15, 1999, July 20, 1999, August 25, 1999,
         September 23, 1999, October 19, 1999, November 10, 1999 and December 21, 1999;

     (d) The description of Registrant's Common Stock set forth in Registrant's Current Report on Form 8-K dated October 2, 1998.

     All documents filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4. Description of Securities.
        -------------------------

     The BANK ONE CORPORATION Investment Option Plan (the "Plan") provides eligible employees (each, a "Participant") of Registrant and its participating subsidiaries ("Employers") with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. Deferred amounts will be replaced with options to purchase registered mutual funds offered by Registrant or one of its affiliates.

     The Obligations registered hereunder cannot be alienated, sold, transferred, assigned, pledged, attached, garnished, or otherwise encumbered. Benefits under the Plan including payments under the Obligations registered hereunder will be made in the form of the optioned property, and may be received at any time after six months have elapsed from the date of grant, and expire upon the earliest of: (i) a predetermined period following a Participant's termination of employment, such periods varying from 60 days to ten years (as described in the plan) based on the reason for the Participant's termination of employment; and (ii) twenty years from the date the option was granted. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary.

     Participants are unsecured general creditors of the Employers with respect to their Plan benefits, including payments under the Obligations registered hereunder. Benefits are payable from the Employers' general assets, and are subject to the risk of corporate insolvency.

     The Obligations are not subject to redemption, in whole or in part, prior to the termination of employment, retirement or death of the Participant except for hardship withdrawal as provided in the Plan. The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant to take action with respect to the Obligations.

     The Registrant reserves the right to amend or terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance as of the date of such amendment or termination, as adjusted for earnings or losses. The Registrant may appoint an outside vendor to provide record-keeping services.

     The Registrant has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. Its decisions are final and binding an all Participants.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The validity of the securities offered hereby has been passed upon for the Registrant by Sherman I. Goldberg. Mr. Goldberg is Executive Vice President, General Counsel and Secretary of the Registrant and is also a stockholder of the Registrant and a holder of options to purchase shares of the Registrant. At November 30, 1999, Mr. Goldberg was the record and beneficial owner of approximately 396,008 shares of Registrant's Common Stock and held options to purchase 245,817 shares of Registrant's Common Stock.

     The Registrant's consolidated financial statements included in the Form 10-K for the year ended December 31, 1998, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with certain litigation.

     The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant. The Certificate, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

     The Registrant's directors and officers are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which they might incur in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     This item is inapplicable.

Item 8. Exhibits.
        --------

     This Registration Statement includes the following Exhibits:

   Exhibit
   Number                      Description of Exhibits
   ------                      -----------------------

     5 Opinion of Counsel to Registrant as to legality of securities being issued.

     23(a)       Consent of Arthur Andersen LLP.

     23(b) Consent of Counsel to Registrant (included in Exhibit 5 hereof).

     24          Powers of Attorney.


Item 9. Undertakings.
        -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of December, 1999.

                                         BANK ONE CORPORATION


                                         By:  /s/ M. EILEEN KENNEDY
                                            ---------------------------
                                              M. Eileen Kennedy
                                              Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 1999.

     Signature                     Title
     ---------                     -----



--------------------------
William P. Boardman                Director


/s/ JOHN H. BRYAN*
--------------------------
John H. Bryan                      Director


/s/ SIEGFRIED BUSCHMANN*
--------------------------
Siegfried Buschmann                Director


/s/ JAMES S. CROWN*
--------------------------
James S. Crown                     Director


/s/ BENNETT DORRANCE*
--------------------------
Bennett Dorrance                   Director


/s/ MAUREEN A. FAY, O.P.*
--------------------------
Maureen A. Fay, O.P.               Director


/s/ JOHN R. HALL*
--------------------------
John R. Hall                       Director


/s/ VERNE G. ISTOCK*
--------------------------
Verne G. Istock                    Director and Principal Executive Officer


/s/ LABAN P. JACKSON, JR.*
--------------------------
Laban P. Jackson, Jr.              Director


/s/ JOHN W. KESSLER*
--------------------------
John W. Kessler                    Director


/s/ RICHARD J. LEHMANN*
--------------------------
Richard J. Lehmann                 Director

/s/ RICHARD A. MANOOGIAN*
--------------------------
Richard A. Manoogian               Director


/s/ WILLIAM T. MCCORMICK, JR.*
--------------------------
William T. McCormick, Jr.          Director


/s/ THOMAS E. REILLY, JR.*
--------------------------
Thomas E. Reilly, Jr.              Director


/s/ JOHN W. ROGERS, JR.*
--------------------------
John W. Rogers, Jr.                Director


/s/ THEKLA R. SHACKELFORD*
--------------------------
Thekla R. Shackelford              Director


/s/ ALEX SHUMATE*
--------------------------
Alex Shumate                       Director


/s/ FREDERICK P. STRATTON, JR.*
--------------------------
Frederick P. Stratton, Jr.         Director


/s/ JOHN C. TOLLESON*
--------------------------
John C. Tolleson                   Director


/s/ ROBERT D. WALTER*
--------------------------
Robert D. Walter                   Director


/s/ WILLIAM J. ROBERTS*
--------------------------
William J. Roberts                 Principal Accounting Officer


/s/ ROBERT A. ROSHOLT*
--------------------------
Robert A. Rosholt                  Principal Financial Officer


--------------------------
*The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                                             /s/ M. EILEEN KENNEDY
                                      ----------------------------------------
                                             M. Eileen Kennedy
                                             Attorney-in-Fact

                                 EXHIBIT INDEX

     Exhibit
     Number              Description of Exhibits
     ------              -----------------------

     5 Opinion of Counsel to Registrant as to legality of securities being issued.

     23(a)      Consent of Arthur Andersen LLP.

     23(b)      Consent of Counsel to Registrant (included in Exhibit 5 hereof).

     24         Power of Attorney.